Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Delivers Strong Q2 Order, Revenue, and EPS Growth Performance

FY22 Guidance Impacted by Delayed Backlog Conversion Resulting from Supply Chain Volatility
________________________________________________________________________________
▪GAAP EPS of $0.02; Adjusted EPS of $0.63, up 21% versus prior year
▪Reported sales +9% versus prior year; +9% organically
▪Field Orders +11% year-over-year, with broad-based strength across regions; Service orders +8%
▪Record Backlog of $10.9 billion, increased 12% organically year-over-year
▪Completed over $500 million in share repurchases in Q2; Over $1.0 billion year-to-date
▪Fiscal 2022 adjusted EPS guidance revised to $2.95 to $3.05, from $3.22 to $3.32 previously, an increase of 11% to 15% year-over-year
________________________________________________________________________________

CORK, Ireland, May 4, 2022 -- Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal second quarter 2022 GAAP earnings per share (“EPS”) from continuing operations, including special items, of $0.02. Excluding special items, adjusted EPS from continuing operations was $0.63, up 21% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales of $6.1 billion increased 9% compared to the prior year on an as reported basis and grew 9% organically. GAAP net income from continuing operations was $11 million. Adjusted net income from continuing operations of $441 million increased 18% versus the prior year. Earnings before interest and taxes (“EBIT”) was $161 million and EBIT margin was 2.6%. Adjusted EBIT was $608 million and adjusted EBIT margin was 10.0%, up 40 basis points versus the prior year.
“Demand for innovative solutions that address urgent needs for sustainability, energy efficiency, and higher indoor environmental quality continues to accelerate,” said George Oliver, chairman and chief executive officer. “We delivered another quarter of strong order, revenue and profit growth in Q2. We are, however, experiencing more near-term supply chain disruptions than expected, which have negatively impacted the pace and mix of our backlog conversion.”
“The underlying fundamentals of our business remain strong, and I am confident in our ability to navigate the temporary headwinds impacting our profitability. We continue to make progress toward enabling our strategic vision to digitally transform the buildings industry, leveraging our OpenBlue digital platform to capitalize on the attractive global trends over the next decade.” Oliver continued.
“I remain encouraged by the momentum we are seeing across our portfolio, and believe we are positioned to deliver attractive order, backlog, revenue, and EPS growth this year and beyond,” said Olivier Leonetti, chief financial officer. “Near term uncertainties related to the lockdown in China and geopolitical instability, coupled with the impact of ongoing supply chain disruptions, warrant a more cautious outlook and a revision to our second half expectations. Looking ahead, the strength of our backlog and the improving margin profile, together with our cost savings programs, positions us to deliver on the financial targets we set for the medium term.”

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal second quarter of 2021. Effective October 1, 2021, the Company’s Marine business, previously reported across the Building Solutions Asia Pacific, Global Products and Building Solutions EMEA/LA segments, is now managed and reported under the Building Solutions EMEA/LA segment. Historical information has been re-cast to present the comparative periods on a consistent basis.
Organic sales, adjusted sales, total segment EBITA, adjusted segment EBITA, adjusted corporate expense, EBIT, adjusted EBIT, adjusted net income from continuing operations, adjusted EPS from continuing operations, free cash flow and free cash flow conversion are non-GAAP financial measures. For a reconciliation of these non-GAAP measures and detail of the special items, refer to the attached footnotes. A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

	Fiscal Q2
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$5,594	$6,098	$5,594	$6,098
Segment EBITA	711	800	711	768
EBIT	650	161	537	608
Net income from continuing operations	343	11	373	441

Diluted EPS from continuing operations	$0.48	$0.02	$0.52	$0.63

SEGMENT RESULTS

Building Solutions North America

	Fiscal Q2
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$2,092	$2,227	$2,092	$2,227
Segment EBITA	266	235	266	235
Segment EBITA Margin %	12.7%	10.6%	12.7%	10.6%

Sales in the quarter of $2.2 billion increased 6% versus the prior year. Organic sales increased 6% over the prior year, led by high-single digit growth in Service and strong growth in our HVAC & Controls platform.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 13% year-over-year. Backlog at the end of the quarter of $6.9 billion increased 14% compared to the prior year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $235 million, down 12% versus the prior year. Adjusted segment EBITA margin of 10.6% declined 210 basis points versus the prior year as the benefit of volume leverage and the SG&A/COGS actions were more than offset by continued investment spending and lower absorption related to supply chain challenges and reduced labor productivity.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q2
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$934	$958	$934	$958
Segment EBITA	88	79	88	90
Segment EBITA Margin %	9.4%	8.2%	9.4%	9.4%

Sales in the quarter of $958 million increased 3% versus the prior year. Organic sales grew 8% versus the prior year with low double-digit growth in Service, and strong performance in our Fire & Security platforms. By region, strong growth in Europe and Latin America was partially offset by continued weakness in the Middle East.

Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 8% year-over-year. Backlog at the end of the quarter of $2.2 billion increased 9% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $90 million, up 2% versus the prior year. Adjusted segment EBITA margin of 9.4% was flat with the prior year, as the benefit of SG&A/COGS actions and positive price/cost were offset by supply chain disruptions, unfavorable mix, continued investment spending and lower equity income.

Building Solutions Asia Pacific

	Fiscal Q2
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$594	$623	$594	$623
Segment EBITA	73	74	73	74
Segment EBITA Margin %	12.3%	11.9%	12.3%	11.9%

Sales in the quarter of $623 million increased 5% versus the prior year. Sales grew 7% organically versus the prior year, led by strong demand for Commercial Applied HVAC & Controls and Industrial Refrigeration equipment. China remains the primary source of growth, up high-teens in the quarter.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 8% year-over-year. Backlog at the end of the quarter of $1.8 billion increased 5% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $74 million, up 1% versus the prior year. Adjusted segment EBITA margin of 11.9% declined 40 basis points versus the prior year as the benefit of SG&A/COGS actions were more than offset by negative price/cost, supply chain disruptions and unfavorable mix.

Global Products

	Fiscal Q2
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$1,974	$2,290	$1,974	$2,290
Segment EBITA	284	412	284	369
Segment EBITA Margin %	14.4%	18.0%	14.4%	16.1%

Sales in the quarter of $2.3 billion increased 16% versus the prior year. Organic sales grew 14% versus the prior year driven by strong pricing and broad-based demand for Commercial and Residential HVAC and Fire & Security products.
Adjusted segment EBITA was $369 million, up 30% versus the prior year. Adjusted segment EBITA margin of 16.1% expanded 170 basis points versus the prior year as volume leverage, positive mix, and the benefit of SG&A/COGS actions were partially offset by negative price/cost, continued investment spending and lower equity income.

Corporate

	Fiscal Q2
	GAAP		Adjusted
	2021	2022	2021	2022
Corporate Expense	($70)	($60)	($70)	($60)

Adjusted Corporate expense was $60 million in the quarter, a decrease of 14% compared to the prior year.

OTHER ITEMS
During the quarter...
▪Cash used in operating activities from continuing operations was ($68) million and capital expenditures were ($125) million, resulting in a free cash outflow from continuing operations of ($193) million.
▪The Company repurchased approximately 7.3 million shares for $509 million. Year to date through March, the Company repurchased 14.5 million shares for approximately $1.0 billion.

▪The Company recorded net pre-tax mark-to-market gains of $89 million related primarily to the remeasurement of the Company’s pension and postretirement benefit plans.
▪The Company recorded pre-tax restructuring and impairment costs of $384 million, including the impairment of assets associated with a business classified as held for sale in the quarter. Additionally, the Company recorded $11 million in pre-tax charges associated with the suspension of operations in Russia.

THIRD QUARTER GUIDANCE
The Company initiated fiscal 2022 third quarter guidance:
▪Organic revenue up high-single digits year-over-year
▪Adjusted segment EBITA margin decline of 80 to 100 basis points, year-over-year
▪Adjusted EPS before special items of $0.82 to $0.87

FULL YEAR GUIDANCE
The Company revised fiscal 2022 full year EPS guidance:
▪Organic revenue growth of 8% to 10% year-over-year
▪Adjusted segment EBITA margin flat to down 30 basis points, year-over-year
▪Adjusted EPS before special items of $2.95 to $3.05; representing 11% to 15% growth year-over-year

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 888-324-9610 (in the United States) or 630-395-0255 (outside the United States), or via webcast. The passcode is “Johnson Controls”. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

About Johnson Controls:

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of more than 135 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering. Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry. Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACTS:

Ryan Edelman	Karen Tognarelli
Direct: +1 609.720.4545	Direct: +1 571.214.7744
Email: ryan.edelman@jci.com	Email: karen.tognarelli@jci.com

Michael Gates	Michael Isaac
Direct: +1 414.524.5785	Direct: +41 52 6330374
Email: michael.j.gates@jci.com	Email: michael.isaac@jci.com
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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls ability to manage general economic, business, capital market and geopolitical conditions, including global price inflation, shortages impacting the availability of raw materials and component products and the current conflict between Russia and Ukraine; Johnson Controls ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; the strength of the U.S. or other economies; changes or uncertainty in laws, regulations, rates, policies or interpretations that impact Johnson Controls business operations or tax status; the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable regulatory requirements; changes to laws or policies governing foreign trade, including economic sanctions, increased tariffs or trade restrictions; maintaining the capacity, reliability and security of Johnson Controls enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls digital platforms and services; the risk of infringement or expiration of intellectual property rights; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the outcome of litigation and governmental proceedings; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; fluctuations in currency exchange rates; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2021 fiscal year filed with the SEC on November 15, 2021, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls’ subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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Non-GAAP Financial Information
This press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include restructuring and impairment costs, net mark-to-market adjustments, Silent-Aire transaction costs and other nonrecurring items, Silent-Aire earn-out adjustment, charges associated with the suspension of operations in Russia, Power Solutions divestiture reserve adjustment and discrete tax items. Financial information regarding organic sales, adjusted sales, EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, total segment EBITA, adjusted segment EBITA, adjusted segment EBITA margin, adjusted corporate expense, free cash flow, free cash flow conversion and adjusted net income from continuing operations are also presented, which are non-GAAP performance measures. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of Johnson Controls. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For further information on the calculation of the non-GAAP measures and a reconciliation of these non-GAAP measures, refer to the attached footnotes.
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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended March 31,
	2022	2021

Net sales	$6,098	$5,594
Cost of sales	4,141	3,651
Gross profit	1,957	1,943

Selling, general and administrative expenses	(1,454)	(1,253)
Restructuring and impairment costs	(384)	(96)
Net financing charges	(51)	(44)
Equity income	42	56

Income from continuing operations before income taxes	110	606

Income tax provision	58	209

Income from continuing operations	52	397

Income from discontinued operations, net of tax	—	—

Net income	52	397

Less: Income from continuing operations attributable to noncontrolling interests	41	54
Less: Income from discontinued operations attributable to noncontrolling interests	—	—

Net income attributable to JCI	$11	$343

Income from continuing operations	$11	$343
Income from discontinued operations	—	—

Net income attributable to JCI	$11	$343

Diluted earnings per share from continuing operations	$0.02	$0.48
Diluted earnings per share from discontinued operations	—	—
Diluted earnings per share	$0.02	$0.48

Diluted weighted average shares	702.7	721.3
Shares outstanding at period end	695.7	716.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)
	Six Months Ended March 31,
	2022	2021

Net sales	$11,960	$10,935
Cost of sales	8,112	7,264
Gross profit	3,848	3,671

Selling, general and administrative expenses	(2,823)	(2,547)
Restructuring and impairment costs	(433)	(96)
Net financing charges	(104)	(103)
Equity income	112	114

Income from continuing operations before income taxes	600	1,039

Income tax provision	129	270

Income from continuing operations	471	769

Income from discontinued operations, net of tax	—	124

Net income	471	893

Less: Income from continuing operations attributable to noncontrolling interests	79	99
Less: Income from discontinued operations attributable to noncontrolling interests	—	—

Net income attributable to JCI	$392	$794

Income from continuing operations	$392	$670
Income from discontinued operations	—	124

Net income attributable to JCI	$392	$794

Diluted earnings per share from continuing operations	$0.56	$0.93
Diluted earnings per share from discontinued operations	—	0.17
Diluted earnings per share	$0.56	$1.10

Diluted weighted average shares	706.2	723.9
Shares outstanding at period end	695.7	716.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)
	March 31, 2022	September 30, 2021
ASSETS
Cash and cash equivalents	$1,787	$1,336
Accounts receivable - net	5,689	5,613
Inventories	2,515	2,057
Assets held for sale	386	—
Other current assets	1,235	992
Current assets	11,612	9,998

Property, plant and equipment - net	3,103	3,228
Goodwill	18,029	18,335
Other intangible assets - net	4,889	5,549
Investments in partially-owned affiliates	1,073	1,066
Noncurrent assets held for sale	1,079	156
Other noncurrent assets	3,206	3,558
Total assets	$42,991	$41,890

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$2,284	$234
Accounts payable and accrued expenses	4,809	4,754
Liabilities held for sale	326	—
Other current liabilities	4,235	4,110
Current liabilities	11,654	9,098

Long-term debt	7,366	7,506
Other noncurrent liabilities	6,055	6,533
Noncurrent liabilities held for sale	228	—
Shareholders' equity attributable to JCI	16,536	17,562
Noncontrolling interests	1,152	1,191
Total liabilities and equity	$42,991	$41,890

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income from continuing operations attributable to JCI	$11	$343
Income from continuing operations attributable to noncontrolling interests	41	54

Net income from continuing operations	52	397

Adjustments to reconcile net income from continuing operations to cash provided by operating activities:
Depreciation and amortization	208	212
Pension and postretirement benefit expense (income)	31	(253)
Pension and postretirement contributions	(35)	(8)
Equity in earnings of partially-owned affiliates, net of dividends received	38	(55)
Deferred income taxes	(65)	84
Non-cash restructuring and impairment costs	361	54
Other - net	(8)	(7)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(231)	(57)
Inventories	(243)	(113)
Other assets	(143)	(20)
Restructuring reserves	(38)	10
Accounts payable and accrued liabilities	156	419
Accrued income taxes	(151)	(18)
Cash provided (used) by operating activities from continuing operations	(68)	645

Investing Activities
Capital expenditures	(125)	(106)
Acquisition of businesses, net of cash acquired	(16)	(10)
Business divestitures, net of cash divested	—	8
Other - net	27	26
Cash used by investing activities from continuing operations	(114)	(82)

Financing Activities
Increase (decrease) in short and long-term debt - net	1,666	(13)
Stock repurchases and retirements	(509)	(315)
Payment of cash dividends	(239)	(187)
Dividends paid to noncontrolling interests	(118)	(101)
Proceeds from the exercise of stock options	5	102
Cash paid to acquire a noncontrolling interest	—	(14)
Employee equity-based compensation withholding taxes	(2)	(8)
Other - net	(2)	4
Cash provided (used) by financing activities from continuing operations	801	(532)

Discontinued Operations
Net cash used by operating activities	—	(1)
Net cash used by investing activities	—	—
Net cash used by financing activities	—	—
Net cash flows used by discontinued operations	—	(1)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(21)	20
Changes in cash held for sale	—	—
Increase in cash, cash equivalents and restricted cash	$598	$50

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Six Months Ended March 31,
	2022	2021
Operating Activities
Net income from continuing operations attributable to JCI	$392	$670
Income from continuing operations attributable to noncontrolling interests	79	99

Net income from continuing operations	471	769

Adjustments to reconcile net income from continuing operations to cash provided by operating activities:
Depreciation and amortization	432	419
Pension and postretirement benefit income	(51)	(299)
Pension and postretirement contributions	(76)	(25)
Equity in earnings of partially-owned affiliates, net of dividends received	20	(107)
Deferred income taxes	(97)	25
Non-cash restructuring and impairment costs	361	54
Other - net	(7)	(32)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(306)	167
Inventories	(619)	(211)
Other assets	(206)	(90)
Restructuring reserves	(19)	(24)
Accounts payable and accrued liabilities	489	510
Accrued income taxes	(68)	4
Cash provided by operating activities from continuing operations	324	1,160

Investing Activities
Capital expenditures	(260)	(197)
Acquisition of businesses, net of cash acquired	(124)	(10)
Business divestitures, net of cash divested	16	19
Other - net	36	69
Cash used by investing activities from continuing operations	(332)	(119)

Financing Activities
Increase (decrease) in short and long-term debt - net	2,059	(33)
Stock repurchases and retirements	(1,035)	(661)
Payment of cash dividends	(430)	(377)
Proceeds from the exercise of stock options	13	133
Dividends paid to noncontrolling interests	(118)	(101)
Cash paid to acquire a noncontrolling interest	—	(14)
Employee equity-based compensation withholding taxes	(49)	(29)
Other - net	4	3
Cash provided (used) by financing activities from continuing operations	444	(1,079)

Discontinued Operations
Net cash used by operating activities	(4)	(37)
Net cash used by investing activities	—	—
Net cash used by financing activities	—	—
Net cash flows used by discontinued operations	(4)	(37)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	46	9
Changes in cash held for sale	—	—
Increase (decrease) in cash, cash equivalents and restricted cash	$478	$(66)

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income from continuing operations before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net financing charges, restructuring and impairment costs, charges attributable to the suspension of operations in Russia, Silent-Aire earn-out adjustment, and the net mark-to-market adjustments related to restricted asbestos investments and pension and postretirement plans. The financial results shown below are for continuing operations and exclude the Power Solutions business. Historical information has been re-cast for changes in the composition of reportable segments effective October 1, 2021, to present the comparative periods on a consistent basis.

(in millions; unaudited)	Three Months Ended March 31,
	2022		2021
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$2,227	$2,227	$2,092	$2,092
Building Solutions EMEA/LA	958	958	934	934
Building Solutions Asia Pacific	623	623	594	594
Global Products	2,290	2,290	1,974	1,974
Net sales	$6,098	$6,098	$5,594	$5,594

Segment EBITA (1)
Building Solutions North America	$235	$235	$266	$266
Building Solutions EMEA/LA	79	90	88	88
Building Solutions Asia Pacific	74	74	73	73
Global Products	412	369	284	284
Segment EBITA	800	768	711	711
Corporate expenses	(60)	(60)	(70)	(70)
Amortization of intangible assets (2)	(106)	(100)	(104)	(104)
Net mark-to-market adjustments (3)	(89)	—	209	—
Restructuring and impairment costs (4)	(384)	—	(96)	—
EBIT (5)	161	608	650	537
EBIT margin	2.6%	10.0%	11.6%	9.6%
Net financing charges	(51)	(51)	(44)	(44)
Income from continuing operations before income taxes	110	557	606	493
Income tax provision (6)	(58)	(75)	(209)	(66)
Income from continuing operations	52	482	397	427
Income from continuing operations attributable to noncontrolling interests (7)	(41)	(41)	(54)	(54)
Net income from continuing operations attributable to JCI	$11	$441	$343	$373

(in millions; unaudited)	Six Months Ended March 31,
	2022		2021
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$4,379	$4,379	$4,126	$4,126
Building Solutions EMEA/LA	1,917	1,917	1,882	1,882
Building Solutions Asia Pacific	1,298	1,298	1,198	1,198
Global Products	4,366	4,366	3,729	3,729
Net sales	$11,960	$11,960	$10,935	$10,935

Segment EBITA (1)
Building Solutions North America	$485	$485	$521	$521
Building Solutions EMEA/LA	183	194	186	186
Building Solutions Asia Pacific	142	142	150	150
Global Products	713	670	496	496
Segment EBITA	1,523	1,491	1,353	1,353
Corporate expenses	(130)	(130)	(137)	(137)
Amortization of intangible assets (2)	(224)	(211)	(208)	(208)
Net mark-to-market adjustments (3)	(32)	—	230	—
Restructuring and impairment costs (4)	(433)	—	(96)	—
EBIT (5)	704	1,150	1,142	1,008
EBIT margin	5.9%	9.6%	10.4%	9.2%
Net financing charges	(104)	(104)	(103)	(103)
Income from continuing operations before income taxes	600	1,046	1,039	905
Income tax provision (6)	(129)	(141)	(270)	(122)
Income from continuing operations	471	905	769	783
Income from continuing operations attributable to noncontrolling interests (7)	(79)	(84)	(99)	(99)
Net income from continuing operations attributable to JCI	$392	$821	$670	$684

(1) The Company's press release contains financial information regarding adjusted net sales, segment EBITA, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted net sales and adjusted segment EBITA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its businesses. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of segment EBITA to income from continuing operations is shown earlier within this footnote. For the three months and six months ended March 31, 2022 and 2021, there were no items excluded from the calculation of adjusted net sales. The following is the three months ended March 31, 2022 and 2021 reconciliation of segment EBITA and segment EBITA margin as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Consolidated JCI plc
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021

Segment EBITA as reported	$235	$266	$79	$88	$74	$73	$412	$284	$800	$711
Segment EBITA margin as reported	10.6%	12.7%	8.2%	9.4%	11.9%	12.3%	18.0%	14.4%	13.1%	12.7%

Adjusting items:
Silent-Aire earn-out adjustment	—	—	—	—	—	—	(43)	—	(43)	—
Charges attributable to the suspension of operations in Russia	—	—	11	—	—	—	—	—	11	—

Adjusted segment EBITA	$235	$266	$90	$88	$74	$73	$369	$284	$768	$711
Adjusted segment EBITA margin	10.6%	12.7%	9.4%	9.4%	11.9%	12.3%	16.1%	14.4%	12.6%	12.7%

The following is the six months ended March 31, 2022 and 2021 reconciliation of segment EBITA and segment EBITA margin as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Consolidated JCI plc
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021

Segment EBITA as reported	$485	$521	$183	$186	$142	$150	$713	$496	$1,523	$1,353
Segment EBITA margin as reported	11.1%	12.6%	9.5%	9.9%	10.9%	12.5%	16.3%	13.3%	12.7%	12.4%

Adjusting items:
Silent-Aire earn-out adjustment	—	—	—	—	—	—	(43)	—	(43)	—
Charges attributable to the suspension of operations in Russia	—	—	11	—	—	—	—	—	11	—

Adjusted segment EBITA	$485	$521	$194	$186	$142	$150	$670	$496	$1,491	$1,353
Adjusted segment EBITA margin	11.1%	12.6%	10.1%	9.9%	10.9%	12.5%	15.3%	13.3%	12.5%	12.4%

(2) Adjusted amortization of intangibles assets for the three months ended March 31, 2022 excludes $6 million of nonrecurring intangible asset amortization related to Silent-Aire purchase accounting. Adjusted amortization of intangible assets for the six months ended March 31, 2022 excludes $13 million of nonrecurring intangible asset amortization related to Silent-Aire purchase accounting.

(3) The three months ended March 31, 2022 exclude the net mark-to-market adjustments on restricted investments and pension and postretirement plans of $89 million. The six months ended March 31, 2022 exclude the net mark-to-market adjustments on restricted investments and pension and postretirement plans of $32 million. The three months ended March 31, 2021 exclude the net mark-to-market adjustments on restricted investments and pension and postretirement plans of $209 million. The six months ended March 31, 2021 exclude the net mark-to-market adjustments on restricted investments and pension and postretirement plans of $230 million.

(4) Restructuring and impairment costs for the three months ended March 31, 2022 of $384 million are excluded from the adjusted non-GAAP results. Restructuring and impairment costs for the six months ended March 31, 2022 of $433 million are excluded from the adjusted non-GAAP results. The restructuring actions and impairment costs for the three and six months ended March 31, 2022 are related primarily to the impairment of assets associated with a business classified as held for sale, workforce reductions and other asset impairments. Restructuring and impairment costs for the three and six months ended March 31, 2021 of $96 million are excluded from the adjusted non-GAAP results. The restructuring actions and impairment costs for the three and six months ended March 31, 2021, are related primarily to workforce reductions and asset impairments.

(5) Management defines earnings before interest and taxes (EBIT) as income (loss) from continuing operations before net financing charges, income taxes and noncontrolling interests. EBIT is a non-GAAP performance measure. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company. A reconciliation of EBIT to income from continuing operations is shown earlier within this footnote.

(6) Adjusted income tax provision for the three months ended March 31, 2022 excludes tax benefits related to net mark-to-market adjustments of $21 million, restructuring and impairment costs of $7 million, Silent-Aire nonrecurring intangible asset amortization of $1 million and charges related to the suspension of operations in Russia of $1 million, partially offset by tax provisions related to APB23 adjustments attributable to a business classified as held for sale of $13 million. Adjusted income tax provision for the six months ended March 31, 2022 excludes tax benefits related to restructuring and impairment costs of $14 million, net mark-to-market adjustments of $7 million, Silent-Aire nonrecurring intangible asset amortization of $3 million and charges related to the suspension of operations in Russia of $1 million, partially offset by tax provisions related to APB23 adjustments attributable to a business classified as held for sale of $13 million. Adjusted income tax provision for the three months ended March 31, 2021 excludes tax provisions related to a Mexico valuation allowance adjustment of $105 million and net mark-to-market adjustments of $53 million, partially offset by tax benefits related to restructuring and impairment costs of $15 million. Adjusted income tax provision for the six months ended March 31, 2021 excludes tax provisions related to a Mexico valuation allowance adjustment of $105 million and net mark-to-market adjustments of $58 million, partially offset by tax benefits related to restructuring and impairment costs of $15 million.

(7) Adjusted income from continuing operations attributable to noncontrolling interests for the six months ended March 31, 2022 excludes $5 million impact from restructuring and impairment costs.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire transaction costs and other nonrecurring costs, Silent-Aire earn-out adjustment, charges related to the suspension of operations in Russia, Power Solutions divestiture reserve adjustment, and discrete tax items. The Company excludes these items because they are not considered to be directly related to the underlying operating performance of the Company. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to adjusted diluted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations		Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations
	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	March 31,		March 31,		March 31,		March 31,
	2022	2021	2022	2021	2022	2021	2022	2021

Earnings per share as reported for JCI plc	$0.02	$0.48	$0.02	$0.48	$0.56	$1.10	$0.56	$0.93

Adjusting items:
Net mark-to-market adjustments	0.13	(0.29)	0.13	(0.29)	0.05	(0.32)	0.05	(0.32)
Related tax impact	(0.03)	0.07	(0.03)	0.07	(0.01)	0.08	(0.01)	0.08
Restructuring and impairment costs	0.55	0.13	0.55	0.13	0.61	0.13	0.61	0.13
Related tax impact	(0.01)	(0.02)	(0.01)	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
NCI impact of restructuring and impairment costs	—	—	—	—	(0.01)	—	(0.01)	—
Power Solutions divestiture reserve adjustment	—	—	—	—	—	(0.21)	—	—
Related tax impact	—	—	—	—	—	0.04	—	—
Silent-Aire transaction costs and other nonrecurring costs	0.01	—	0.01	—	0.02	—	0.02	—
Silent-Aire earn-out adjustment	(0.06)	—	(0.06)	—	(0.06)	—	(0.06)	—
Charges attributable to the suspension of operations in Russia	0.01	—	0.01	—	0.01	—	0.01	—
Discrete tax items	0.02	0.15	0.02	0.15	0.02	0.15	0.02	0.15

Adjusted earnings per share for JCI plc*	$0.63	$0.52	$0.63	$0.52	$1.16	$0.94	$1.16	$0.94
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021

Weighted average shares outstanding for JCI plc
Basic weighted average shares outstanding	699.1	717.1	701.8	720.1
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	3.6	4.2	4.4	3.8
Diluted weighted average shares outstanding	702.7	721.3	706.2	723.9

The Company has presented forward-looking statements regarding adjusted corporate expense, adjusted EPS, organic revenue, adjusted EBITA margin and free cash flow conversion, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts, expenses, or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period, including but not limited to the high variability of the net mark-to-market adjustments and the effect of foreign currency exchange fluctuations. Our fiscal 2022 full year and third quarter guidance for organic revenue also excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s third quarter and full year 2022 GAAP financial results.

3. Organic Growth Reconciliation

The components of the change in net sales for the three months ended March 31, 2022 versus the three months ended March 31, 2021, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Three Months Ended March 31, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended March 31, 2021	Acquisitions		Organic Growth		Net Sales for the Three Months Ended March 31, 2022
Building Solutions North America	$2,092	$—	—	$—	—	$2,092	$4	—	$131	6%	$2,227	6%
Building Solutions EMEA/LA	934	(8)	-1%	(45)	-5%	881	7	1%	70	8%	958	3%
Building Solutions Asia Pacific	594	—	—	(17)	-3%	577	9	2%	37	7%	623	5%
Total field	3,620	(8)	—	(62)	-2%	3,550	20	1%	238	7%	3,808	5%
Global Products	1,974	—	—	(48)	-2%	1,926	98	5%	266	14%	2,290	16%
Total net sales	$5,594	$(8)	—	$(110)	-2%	$5,476	$118	2%	$504	9%	$6,098	9%

The components of the change in net sales for the six months ended March 31, 2022 versus the six months ended March 31, 2021, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Six Months Ended March 31, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Six Months Ended March 31, 2021	Acquisitions		Organic Growth		Net Sales for the Six Months Ended March 31, 2022
Building Solutions North America	$4,126	$—	—	$6	—	$4,132	$9	—	$238	6%	$4,379	6%
Building Solutions EMEA/LA	1,882	(9)	—	(67)	-4%	1,806	15	1%	96	5%	1,917	2%
Building Solutions Asia Pacific	1,198	(1)	—	(23)	-2%	1,174	18	2%	106	9%	1,298	8%
Total field	7,206	(10)	—	(84)	-1%	7,112	42	1%	440	6%	7,594	5%
Global Products	3,729	—	—	(71)	-2%	3,658	204	6%	504	14%	4,366	17%
Total net sales	$10,935	$(10)	—	$(155)	-1%	$10,770	$246	2%	$944	9%	$11,960	9%

The Company's earnings presentation presents organic growth for each of the periods re-casted as a result of changes in the composition of reportable segments effective October 1, 2021. The components of the change in adjusted net sales, including organic growth, are shown below for the three months ended December 31, 2020 versus the three months ended December 31, 2019, the three months ended March 31, 2021 versus the three months ended March 31, 2020, the three months ended June 30, 2021 versus the three months ended June 30, 2020, the three months ended September 30, 2021 versus the three months ended September 30, 2020, and the twelve months ended September 30, 2021 versus the twelve months ended September 30, 2020 (unaudited).

(in millions)	Adjusted Net Sales for the Three Months Ended December 31, 2019	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended December 31, 2019	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended December 31, 2020
Building Solutions North America	$2,167	$—	—	$3	—	$2,170	$—	—	$(136)	-6%	$2,034	-6%
Building Solutions EMEA/LA	970	—	—	24	2%	994	9	1%	(55)	-6%	948	-2%
Building Solutions Asia Pacific	620	(2)	—	28	5%	646	—	—	(42)	-7%	604	-3%
Total field	3,757	(2)	—	55	1%	3,810	9	—	(233)	-6%	3,586	-5%
Global Products	1,819	(71)	-4%	35	2%	1,783	—	—	(28)	-2%	1,755	-4%
Total net sales	$5,576	$(73)	-1%	$90	2%	$5,593	$9	—	$(261)	-5%	$5,341	-4%

(in millions)	Adjusted Net Sales for the Three Months Ended March 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended March 31, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended March 31, 2021
Building Solutions North America	$2,175	$—	—	$13	1%	$2,188	$—	—	$(96)	-4%	$2,092	-4%
Building Solutions EMEA/LA	891	—	—	44	5%	935	4	—	(5)	-1%	934	5%
Building Solutions Asia Pacific	518	(2)	—	29	6%	545	—	—	49	9%	594	15%
Total field	3,584	(2)	—	86	2%	3,668	4	—	(52)	-1%	3,620	1%
Global Products	1,860	(62)	-3%	49	3%	1,847	—	—	127	7%	1,974	6%
Total net sales	$5,444	$(64)	-1%	$135	2%	$5,515	$4	—	$75	1%	$5,594	3%

(in millions)	Adjusted Net Sales for the Three Months Ended June 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended June 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended June 30, 2021
Building Solutions North America	$2,020	$—	—	$21	1%	$2,041	$—	—	$171	8%	$2,212	10%
Building Solutions EMEA/LA	795	—	—	60	8%	855	10	1%	136	16%	1,001	26%
Building Solutions Asia Pacific	579	(3)	-1%	40	7%	616	—	—	87	14%	703	21%
Total field	3,394	(3)	—	121	4%	3,512	10	—	394	11%	3,916	15%
Global Products	1,949	(54)	-3%	44	2%	1,939	80	4%	409	21%	2,428	25%
Total net sales	$5,343	$(57)	-1%	$165	3%	$5,451	$90	2%	$803	15%	$6,344	19%

(in millions)	Adjusted Net Sales for the Three Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended September 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended September 30, 2021
Building Solutions North America	$2,243	$—	—	$12	1%	$2,255	$4	—	$88	4%	$2,347	5%
Building Solutions EMEA/LA	957	—	—	17	2%	974	14	1%	13	1%	1,001	5%
Building Solutions Asia Pacific	651	(2)	—	18	3%	667	—	—	48	7%	715	10%
Total field	3,851	(2)	—	47	1%	3,896	18	—	149	4%	4,063	6%
Global Products	2,103	(79)	-4%	10	—	2,034	132	6%	166	8%	2,332	11%
Total net sales	$5,954	$(81)	-1%	$57	1%	$5,930	$150	3%	$315	5%	$6,395	7%

(in millions)	Adjusted Net Sales for the Twelve Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Twelve Months Ended September 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Twelve Months Ended September 30, 2021
Building Solutions North America	$8,605	$—	—	$49	1%	$8,654	$4	—	$27	—	$8,685	1%
Building Solutions EMEA/LA	3,613	—	—	145	4%	3,758	37	1%	89	2%	3,884	8%
Building Solutions Asia Pacific	2,368	(9)	—	115	5%	2,474	—	—	142	6%	2,616	10%
Total field	14,586	(9)	—	309	2%	14,886	41	—	258	2%	15,185	4%
Global Products	7,731	(266)	-3%	138	2%	7,603	212	3%	674	9%	8,489	10%
Total net sales	$22,317	$(275)	-1%	$447	2%	$22,489	$253	1%	$932	4%	$23,674	6%

The organic growth reconciliations presented earlier within this footnote contain financial information regarding adjusted net sales. The following is the reconciliation of net sales as re-casted to adjusted net sales for the three months ended December 31, 2020 and 2019, the three months ended March 31, 2021 and 2020, the three months ended June 30, 2021 and 2020, the three months ended September 30, 2021 and 2020, and the twelve months ended September 30, 2021 and 2020 (unaudited):

	Three Months Ended								Twelve Months Ended
	December 31,		March 31,		June 30,		September 30,		September 30,
(in millions)	2020	2019	2021	2020	2021	2020	2021	2020	2021	2020
Net sales as re-casted
Building Solutions North America	$2,034	$2,167	$2,092	$2,175	$2,212	$2,020	$2,347	$2,243	$8,685	$8,605
Building Solutions EMEA/LA	948	970	934	891	1,001	795	1,001	957	3,884	3,613
Building Solutions Asia Pacific	604	620	594	518	703	579	715	651	2,616	2,368
Global Products	1,755	1,819	1,974	1,860	2,425	1,949	2,329	2,103	8,483	7,731
Net sales as re-casted	5,341	5,576	5,594	5,444	6,341	5,343	6,392	5,954	23,668	22,317

Adjusting items (1)
Building Solutions North America	—	—	—	—	—	—	—	—	—	—
Building Solutions EMEA/LA	—	—	—	—	—	—	—	—	—	—
Building Solutions Asia Pacific	—	—	—	—	—	—	—	—	—	—
Global Products	—	—	—	—	3	—	3	—	6	—
Adjusting items	—	—	—	—	3	—	3	—	6	—

Adjusted net sales
Building Solutions North America	2,034	2,167	2,092	2,175	2,212	2,020	2,347	2,243	8,685	8,605
Building Solutions EMEA/LA	948	970	934	891	1,001	795	1,001	957	3,884	3,613
Building Solutions Asia Pacific	604	620	594	518	703	579	715	651	2,616	2,368
Global Products	1,755	1,819	1,974	1,860	2,428	1,949	2,332	2,103	8,489	7,731
Adjusted net sales	$5,341	$5,576	$5,594	$5,444	$6,344	$5,343	$6,395	$5,954	$23,674	$22,317

(1) Adjusting items to net sales relate to nonrecurring Silent-Aire purchase accounting impacts.

The Company's earnings presentation presents service revenue and organic growth for the three months ended March 31, 2022. The components of the change in service revenue, including organic growth, are shown below (unaudited):

(in millions)	Proforma Service Revenue for the Three Months Ended March 31, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended March 31, 2021	Acquisitions		Organic Growth		Service Revenue for the Three Months Ended March 31, 2022
Building Solutions North America	$820	$—	—	$(1)	—	$819	$4	—	$61	7%	$884	8%
Building Solutions EMEA/LA	407	(8)	-2%	(20)	-5%	379	1	—	42	11%	422	4%
Building Solutions Asia Pacific	171	—	—	(8)	-5%	163	2	1%	10	6%	175	2%
Total field	1,398	(8)	-1%	(29)	-2%	1,361	7	1%	113	8%	1,481	6%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total net sales	$1,398	$(8)	-1%	$(29)	-2%	$1,361	$7	1%	$113	8%	$1,481	6%

The Company's earnings presentation presents proforma service revenue and organic growth for the three months ended December 31, 2020, the three months ended March 31, 2021, the three months ended June 30, 2021, the three months ended September 30, 2021, and the twelve months ended September 30, 2021. The components of the change in proforma service revenue, including organic growth, for each period for which proforma financial information is presented are shown below (unaudited).

(in millions)	Proforma Service Revenue for the Three Months Ended December 31, 2019	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended December 31, 2019	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended December 31, 2020
Building Solutions North America	$811	$—	—	$1	—	$812	$—	—	$(20)	-2%	$792	-2%
Building Solutions EMEA/LA	414	—	—	5	1%	419	3	1%	(5)	-1%	417	1%
Building Solutions Asia Pacific	165	(2)	-1%	7	4%	170	—	—	(2)	-1%	168	2%
Total field	1,390	(2)	—	13	1%	1,401	3	—	(27)	-2%	1,377	-1%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,390	$(2)	—	$13	1%	$1,401	$3	—	$(27)	-2%	$1,377	-1%

(in millions)	Proforma Service Revenue for the Three Months Ended March 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended March 31, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended March 31, 2021
Building Solutions North America	$818	$—	—	$4	—	$822	$—	—	$(2)	—	$820	—
Building Solutions EMEA/LA	396	—	—	16	4%	412	2	—	(7)	-2%	407	3%
Building Solutions Asia Pacific	160	(2)	-1%	11	7%	169	—	—	2	1%	171	7%
Total field	1,374	(2)	—	31	2%	1,403	2	—	(7)	—	1,398	2%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,374	$(2)	—	$31	2%	$1,403	$2	—	$(7)	—	$1,398	2%

(in millions)	Proforma Service Revenue for the Three Months Ended June 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended June 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended June 30, 2021
Building Solutions North America	$770	$—	—	$9	1%	$779	$—	—	$78	10%	$857	11%
Building Solutions EMEA/LA	349	—	—	26	7%	375	4	1%	48	13%	427	22%
Building Solutions Asia Pacific	156	(3)	-2%	12	8%	165	—	—	18	11%	183	17%
Total field	1,275	(3)	—	47	4%	1,319	4	—	144	11%	1,467	15%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,275	$(3)	—	$47	4%	$1,319	$4	—	$144	11%	$1,467	15%

(in millions)	Proforma Service Revenue for the Three Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended September 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended September 30, 2021
Building Solutions North America	$835	$—	—	$4	—	$839	$3	—	$62	7%	$904	8%
Building Solutions EMEA/LA	435	—	—	6	1%	441	1	—	(9)	-2%	433	—
Building Solutions Asia Pacific	180	(2)	-1%	4	2%	182	—	—	2	1%	184	2%
Total field	1,450	(2)	—	14	1%	1,462	4	—	55	4%	1,521	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,450	$(2)	—	$14	1%	$1,462	$4	—	$55	4%	$1,521	5%

(in millions)	Proforma Service Revenue for the Twelve Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Twelve Months Ended September 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Twelve Months Ended September 30, 2021
Building Solutions North America	$3,234	$—	—	$18	1%	$3,252	$3	—	$118	4%	$3,373	4%
Building Solutions EMEA/LA	1,594	—	—	53	3%	1,647	10	1%	27	2%	1,684	6%
Building Solutions Asia Pacific	661	(9)	-1%	34	5%	686	—	—	20	3%	706	7%
Total field	5,489	(9)	—	105	2%	5,585	13	—	165	3%	5,763	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$5,489	$(9)	—	$105	2%	$5,585	$13	—	$165	3%	$5,763	5%

4. Free Cash Flow Conversion

The Company's press release contains financial information regarding free cash flow and free cash flow conversion, which are non-GAAP performance measures. Free cash flow is defined as cash provided by operating activities less capital expenditures. Free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to JCI. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

The following is the three months and six months ended March 31, 2022 and 2021 reconciliation of free cash flow and free cash flow conversion for continuing operations (unaudited):

	Three Months Ended		Six Months Ended
(in millions)	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Cash provided by operating activities from continuing
operations	$(68)	$645	$324	$1,160
Capital expenditures	(125)	(106)	(260)	(197)
Reported free cash flow	(193)	539	64	963

Adjusted net income from continuing operations
attributable to JCI	$441	$373	$821	$684
Adjusted free cash flow conversion	-44%	144%	8%	141%

5. Net Debt to EBITDA

The Company provides financial information regarding net debt to adjusted EBITDA, which is a non-GAAP performance measure. The Company believes the total net debt to adjusted EBITDA ratio is useful to understanding the Company's financial condition as it provides a review of the extent to which the Company relies on external debt financing for its funding and is a measure of risk to its shareholders. The following is the March 31, 2022 calculation of net debt to adjusted EBITDA (unaudited):

(in millions)	March 31, 2022
Short-term debt and current portion of long-term debt	$2,284
Long-term debt	7,366
Total debt	9,650
Less: cash and cash equivalents	1,787
Total net debt	$7,863

Last twelve months adjusted EBITDA	$3,660

Total net debt to adjusted EBITDA	2.1x

The following is the last twelve months ended March 31, 2022 reconciliation of income from continuing operations to adjusted EBIT and adjusted EBITDA, which are non-GAAP performance measures (unaudited):

(in millions)	Last Twelve Months Ended March 31, 2022
Income from continuing operations	$1,448
Income tax provision	727
Net financing charges	207
EBIT	2,382
Adjusting items:
Net mark-to-market adjustments	(140)
Restructuring and impairment costs	579
Silent-Aire transaction and other nonrecurring costs	36
Silent-Aire earn-out adjustment	(43)
Charges attributable to the suspension of business in Russia	11
Adjusted EBIT (1)	2,825
Depreciation and amortization	835
Adjusted EBITDA (1)	$3,660

(1) The Company's definition of adjusted EBIT and adjusted EBITDA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its businesses. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

6. Trade Working Capital as a Percentage of Net Sales

The Company provides financial information regarding trade working capital as a percentage of net sales, which is a non-GAAP performance measure. Trade working capital is defined as current assets less current liabilities, excluding cash, short-term debt, the current portion of long-term debt, the current portion of assets and liabilities held for sale, accrued compensation and benefits, and other current assets and liabilities. Management believes this non-GAAP measure, which excludes financing-related items, non-trade related items and businesses to be divested, is a more useful measurement of the Company's operating performance. The following is the March 31, 2022 and March 31, 2021 calculation of trade working capital as a percentage of net sales (unaudited):

(in millions)	March 31, 2022	March 31, 2021
Current assets	$11,612	$10,204
Current liabilities	(11,654)	(8,740)
Total working capital	(42)	1,464

Less: cash and cash equivalents	(1,787)	(1,883)
Less: assets held for sale	(386)	—
Less: other current assets	(1,235)	(1,160)
Add: short-term debt	2,044	248
Add: current portion of long-term debt	240	196
Add: accrued compensation and benefits	708	817
Add: liabilities held for sale	326	—
Add: other current liabilities	2,264	2,352
Trade working capital	$2,132	$2,034

Last twelve months net sales	$24,693	$22,232

Trade working capital as a percentage of net sales	8.6%	9.1%

7. Income Taxes

The Company's effective tax rate from continuing operations before consideration of net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire nonrecurring intangible asset amortization, charges related to the suspension of operations in Russia and discrete tax items for the three and six months ending March 31, 2022 and March 31, 2021 is approximately 13.5%.

8. Restructuring and Impairment Costs

The three months ended March 31, 2022 include restructuring and impairment costs of $384 million related primarily to the impairment of assets associated with a business classified as held for sale, workforce reductions and other asset impairments. The six months ended March 31, 2022 include restructuring and impairment costs of $433 million related primarily to the impairment of assets associated with a business classified as held for sale, workforce reductions and other asset impairments. The three and six months ended March 31, 2021 include restructuring and impairment costs of $96 million related primarily to workforce reductions and asset impairments.